EXHIBIT 99.1

News Release

Spectrum Brands Holdings Updates Asset Sale Processes

•	Signs Agreement to Sell Global Auto Care Business to Energizer Holdings, Inc. for $1.25 Billion in Cash and Equity
•
Amends Agreement with Energizer Holdings, Inc. to Address Potential European Commission Remedy, Including a Potential Adjustment to the $2 BillionPurchase Price of up to $200 Million for Sale of Global Battery and Lighting Business

•	Reclassifies Appliance Business as Consolidated Operations
MIDDLETON, Wis.--(BUSINESS WIRE)--Nov. 15, 2018-- Spectrum Brands Holdings, Inc. (NYSE: SPB), a global consumer products company offering a broad portfolio of leading brands and focused on driving innovation and providing exceptional customer service, today announced it has entered into a definitive agreement to sell its Global Auto Care (GAC) business to Energizer Holdings, Inc. (NYSE: ENR) in a transaction valued at $1.25 billion. The transaction is subject to customary closing conditions, including regulatory approvals, and is expected to close in the second fiscal quarter of 2019. The $1.25 billion transaction value is comprised of $937.5 million of cash and $312.5 million of Energizer Holdings Inc.equity.

“The GAC business is a terrific complement to Energizer’s existing auto care business, and they have the resources and capabilities to increase investment to further grow the business,” said David Maura, Executive Chairman and Chief Executive Officer of Spectrum Brands Holdings. “Energizer is a highly respected operator, and we believe they will be a great steward of the GAC business and its employees, while allowing us to delever and focus on our remaining businesses.”

Spectrum Brands also announced today that it has entered into an amended acquisition agreement with Energizer for the previously announced sale of its Global Battery and Lighting Business, to address a proposed remedy that Energizer has submitted for consideration to the European Commission (EC) for review, including a potential downward adjustment to the purchase price of up to $200 million. Contingent upon the EC’s approval of the proposed remedy, Spectrum Brands continues to expect this transaction to close at the beginning of calendar year 2019.

“I look forward to discussing our strategy for the businesses that we are retaining, as well as our expected deployment of the cash proceeds of the transactions announced today, next week when we release our 2018 financial results,” Mr. Maura said.

Additionally, Spectrum Brands announced today the reclassification of its Appliances division, consisting of Personal Care and Small Appliances businesses, as continuing operations, effective with the first quarter of fiscal 2019 ending December 31, 2018.

RBC Capital Markets and Credit Suisse were the financial advisors for Spectrum Brands, and its legal advisor was Paul, Weiss, Rifkind, Wharton & Garrison LLP in connection with the Global Auto Care transaction. RBC Capital Markets was the financial advisor for Spectrum Brands and its legal advisor was Kirkland & Ellis LLP on the Global Battery and Lights transaction.

About Spectrum Brands Holdings, Inc.

Spectrum Brands, a member of the Russell 1000 Index, is a global consumer products company offering a portfolio of leading brands providing superior value to consumers and customers every day. The Company is a leading supplier of consumer batteries, residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, and auto care products. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, VARTA®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Digest-eeze™, Healthy-Hide®, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag®, Liquid Fence®, Armor All®, STP® and A/C PRO®. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in approximately 160 countries. Based in Middleton, Wisconsin, Spectrum Brands generated net sales from continuing operations of approximately $3.0 billion in fiscal 2017. For more information, visit www.spectrumbrands.com.

Forward-Looking Statements

Certain matters discussed in this news release and other oral and written statements by representatives of the Company may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “belief,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the extent of success of the Company’s revised business strategy and the Company’s ability to execute and realize on the expected benefits of such strategy; (5) the impact of actions taken by significant stockholders; (6) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (7) interest rate and exchange rate fluctuations; (8) the loss of significant reduction in, or dependence upon, sales to any significant retail customer(s); (9) competitive promotional activity or spending by competitors, or price reductions by competitors; (10) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (11) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, tariff, monetary or fiscal policies in the countries where we do business; (12) changes in consumer spending preferences and demand for our products; (13) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (14) our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings; (15) the seasonal nature of sales of certain of our products; (16) the effects of climate change and unusual weather activity; (17) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (18) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (19) the impact of pending or threatened litigation; (20) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data; (21) changes in accounting policies applicable to our business; (22) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (23) government regulations; (24) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (25) our inability to successfully integrate and operate new acquisitions at the level of financial performance anticipate; (26) the unanticipated loss of key members of senior management; (27) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; (28) the Company’s ability to consummate its pending divestitures on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including receipt of regulatory approvals, and our ability to realize the expected benefits of such transactions and to successfully separate such businesses; (29) the Company’s ability to realize the expected benefits from the merger with HRG Group, Inc.; (30) the transition to a new chief executive officer and such officer’s ability to determine and implement changes at the Company to improve the Company’s business and financial performance; and (31) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc., including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Spectrum Brands Holdings, Inc. expects to issue its earnings release for fiscal year September 30, 2018 on or about November 19, 2018, and the statements in this release should be read in conjunction with that disclosure.

Spectrum Brands Holdings also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands Holdings and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands Holdings also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands Holdings undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Source: Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc.
Investor/Media Contact:
Dave Prichard
608-278-6141